UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2007

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square

Cambridge, MA  02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Agreement.

On May 17, 2007, at Dyax Corp.’s (the “Company”) Annual Meeting of Stockholders, the Company’s stockholders approved the following matters related to the Company’s equity plans:

•                  An amendment and restatement of the Company’s 1995 Equity Incentive Plan (the “1995 Plan”) to, among other things, increase the number of shares available under the 1995 Plan by 3,600,000 shares; and

•                  An amendment and restatement of the Company’s 1998 Employee Stock Purchase Plan (the “1998 Plan”) to increase the number of shares available under the 1998 Plan by 300,000 shares and to extend the term of the plan to January 30, 2017.

The amendments and restatements of these plans were previously adopted by the Company’s Board of Directors, subject to the approval of the stockholders, and became effective with stockholder approval on May 17, 2007.

More complete descriptions of the key terms of each plan can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2007, which descriptions are incorporated herein by reference.  The descriptions of the plans are qualified in their entirety by reference to the text of each plan, copies of which are filed as exhibits to this report.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1         1995 Equity Incentive Plan, as amended and restated May 17, 2007.

10.2         1998 Employee Stock Purchase Plan, as amended and restated May 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: May 21, 2007	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
General Counsel and
Executive Vice President, Administration

EXHIBIT INDEX

Exhibit
No.	Description

10.1	1995 Equity Incentive Plan, as amended and restated May 17, 2007.

10.2	1998 Employee Stock Purchase Plan, as amended and restated May 17, 2007.